Exhibit 10.9

COMMERCE UNION BANK AND COMMERCE UNION BANCSHARES, INC.

FIRST AMENDMENT TO ORGANIZER STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT to that certain Organizer Stock Option Agreement (the “Agreement”) is made and entered into as of the date set forth below, by and among Commerce Union Bank (the “Bank”), Commerce Union Bancshares, Inc. (the “Company”), and the optionee whose name appears below (the “Optionee”).

WHEREAS, the Company and the Bank entered into that certain Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), dated April 26, 2011, pursuant to which, as of June 6, 2012, the Company assumed all responsibilities and obligations of the Bank with respect to all outstanding Bank Stock Options, as defined in the Share Exchange Agreement; and

WHEREAS, the Company, the Bank, and the Optionee desire to amend the Agreement to further document the assumption of the obligations by the Company to the Optionee;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the undersigned agree as follows:

1.	Except as provided herein, all of the provisions of the Agreement remain in full force and effect until such time as the expiration of the rights granted thereunder.

2.	From and after the Effective Time of the Plan of Share Exchange, the Bank Stock Options granted by the Bank pursuant to the Agreement and the Commerce Union Bank Stock Option Plan shall be exercisable only for Company common stock pursuant to that certain Commerce Union Bancshares, Inc. Stock Option Plan.

IN WITNESS WHEREOF, the Company, the Bank, and the Optionee have duly executed this First Amendment to the Organizer Stock Option Agreement, which shall be deemed effective as of the Effective Time of the Plan of Share Exchange.

COMMERCE UNION BANCSHARES, INC. and	OPTIONEE
COMMERCE UNION BANK

William R. (Ron) DeBerry, President and CEO	(signature)

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